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                                    EXHIBIT 5

                      OPINION OF MULDOON, MURPHY & FAUCETTE
            AS TO THE LEGALITY OF THE COMMON STOCK REGISTERED HEREBY








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                    [MULDOON, MURPHY & FAUCETTE LETTERHEAD]


                                                                    July 2, 1998


Board of Directors
FIRSTFED AMERICA BANCORP, INC.
ONE FIRSTFED PARK
Swansea, MA 02777

      Re: FIRSTFED AMERICA BANCORP, INC. 1997 Stock-Based Incentive Plan Registration Statement on Form S-8 for Offer and Sale of 1,219,001 Additional Shares of Common Stock

Gentlemen:

      We have been requested by FIRSTFED AMERICA BANCORP, INC. (the "Company") to issue a legal opinion in connection with the registration under the Securities Act of 1933 on Form S-8 of 1,219,001 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), that may be issued under the FIRSTFED AMERICA BANCORP, INC. 1997 Stock-Based Incentive Plan.

      We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity of the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, First Federal Savings Bank of America.

      Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the Shares reserved under the Plan have been duly authorized and upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.




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Board of Directors
FIRSTFED AMERICA BANCORP, INC.
July 2, 1998
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      The following provisions of the Certificate of Incorporation may not be given effect by a court applying Delaware law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Common Stock:

      (a) Subsections C.3 and C.6 of Article FOURTH and Section D of Article EIGHTH which grant the Board the authority to construe and apply the provisions of those Articles, subsection C.4 of Article FOURTH, to the extent that subsection obligates any person to provide the Board the information such subsection authorizes the Board to demand, and the provision of Subsection C.7 of Article EIGHTH empowering the Board to determine the Fair Market Value of property offered or paid for the Company's stock by an Interested Stockholder, in each case to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon such authority; and

      (b) Article NINTH which authorizes the Board to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.

      This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned registration statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

      We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's registration statement on Form S-8.

                                          Very truly yours,

                                          /s/ Muldoon, Murphy & Faucette
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                                              MULDOON, MURPHY & FAUCETTE